EXHIBIT 4.10

                                                               EXECUTION VERSION

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement ) is entered into as of June 30, 1998 between ABLE TELCOM HOLDING CORP., a Florida corporation with offices at 1601 Forum Place, Suite 1110, West Palm Beach, Florida 33401 (the "Company") and each of the entities listed under "Investors" on the signature page hereto (each an "Investor" and collectively the "Investors"), each with offices at the address listed under such Investor's name on Schedule I hereto.

                                  W I T N E S S E T H:

         WHEREAS, for $1.00 and other consideration, the Company has agreed to issue to the Investors warrants exercisable for 650,000 shares of Common Stock in the form attached as Exhibit 1.1A;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investors agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Warrants. As used in this Agreement, the following terms shall have the following respective meanings:

                  "APPROVED MARKET" shall mean the NASDAQ, New York Stock Exchange or American Stock Exchange.

                  "CLOSING" shall mean the acquisition of the Warrants by the Holders.

                  "CLOSING DATE" shall mean June 30, 1998.

                  "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "REGISTERABLE SECURITIES" shall mean: (i) the Warrants Shares issued to each Holder or its permitted transferee or designee upon exercise of the Warrants, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Warrant Shares; (ii) any securities issued or issuable to each Holder upon the exercise of any Warrants or Warrant Shares; and
(iii) any other security of the Company issued as a dividend or other distribution with respect to, or upon conversion or exchange of or in replacement of Registrable Securities.

                  The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and

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applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any audited financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses".

                  "HOLDER" and "HOLDERS" shall include an Investor or the Investors, respectively, and any transferee of the Warrants or Warrant Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a) herein.

                  "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

                  "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

                  "WARRANTS" shall mean the warrants in form and substance of
Exhibit 1.1A hereto.

                  "WARRANT SHARES" shall mean shares of Common Stock of the Company issued and issuable upon exercise of the Warrants.

         2. REGISTRATION REQUIREMENTS. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the Company shall include the following:

                  (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

                           (i) But in any event within 45 days thereafter,
prepare and file a registration statement with the Commission pursuant to Rule 4l5 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the

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Registrable Securities ("Registration Statement") which Registration Statement
(including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Such Registration Statement shall, in addition and without limitation, register (pursuant to Rule 416 under the Securities Act, or otherwise) such additional indeterminate number of Registrable Securities as shall be necessary to permit the full exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Purchase Price. Thereafter, the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 120 days following the Closing Date. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 150% of the number of Warrant Shares that are then issuable upon exercise of the Warrants, without regard to any limitation on the Investor's ability to convert the Preferred Stock or exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon exercise of the Warrants.

                           (ii) Prepare and file with the SEC such amendments
and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Seller or Sellers thereof as set forth in the Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The provisions of Section 2(b)(i) below shall be applicable with respect to such obligation, with the one hundred and twenty (120) days running from the day after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor.

                           (iii) Furnish to each Holder such numbers of copies
of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder and, in the case of the Registration Statement referred to in Section 2(a)(i), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in


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each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment). The Company will immediately notify each Investor by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing any Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

                           (iv) (a) Register and qualify, or obtain an
appropriate exemption from registration or qualification, the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each Holder (b) prepare and file in those jurisdictions such supplements (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and shall not be required to register or qualify in any jurisdiction where such registration or qualification is not permitted or approved by such jurisdiction, following the Company's best efforts to obtain such permission or approval.

                           (v) Notify each Holder immediately of the happening
of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                           (vi) Notify each Holder immediately of the issuance
by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                           (vii) Permit a single firm of counsel, designated as
Holders' counsel by a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the


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Investors, the Investors beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

                           (viii) List the Registrable Securities covered by
such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Shares are traded.

                           (ix) If applicable, take all steps necessary to
enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                           (x) The Company shall hold in confidence and not make
any disclosure of information concerning an Investor provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court of governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or obtain a protective order for, such information.

                           (xi) The Company shall provide a transfer agent and
registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                           (xii) The Company shall cooperate with the Investors
who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends with respect to transferability) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as Exhibit 1 and an opinion of such counsel in the form attached hereto as Exhibit 2.

                           (xiii) At the reasonable request of the holders of a
majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments


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(including post-effective amendments) and supplements to a Registration
Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                           (xiv) From and after the date of this Agreement, the
Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

         The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

         The registration required by this Agreement shall be effected by means of the same registration statement to be filed pursuant to the Registration Rights Agreement contemplated by the Convertible Preferred Stock Purchase Agreement dated as of June 26, 1998, between the Company and the persons and entities specified on Schedule I thereto.

                                    (b) Set forth below in this Section 2(b) are
(I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under this Agreement (the "Interfering Events"), and (II) certain remedies applicable in each of these events.

                           Paragraphs (i) through (iv) of this Section 2(b)
describe the Interfering Events, and provide a remedy to the Investors if an Interfering Event occurs.

                           Paragraph (v) provides, INTER ALIA, that if cash
payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding Warrant Shares at a specified price.

                           Paragraph (vi) provides, INTER ALIA, that the
Investors have the right to specific performance.

                           The preceding paragraphs in this Section 2(b) are
meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this
Section 2(b).

                           (i) DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT.
The Company agrees that it shall file the Registration Statement complying with the requirements of this Agreement promptly and in any event within 45 days following the date hereof (the "Closing Date") and shall use its best efforts to cause such Registration Statement to become effective as soon as possible and in any event within 120 days from the Closing Date. In the event that such Registration Statement has not been declared effective within 120 days from the Closing Date, then the Purchase Price (as defined in the Warrant) shall be reduced by 1% of the Purchase Price on such 120th day after the Closing Date during and after the 30-day period ("Default Period") from and after the 120th day following the Closing Date during any part of which such Registration Statement is not


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effective, and shall be further reduced by an additional 1.5% during and after each Default Period thereafter. For example, if the Registration Statement does not become effective until 160 days from the Closing Date, the Purchase Price during days 121 through 149 shall be equal to 99% of the Purchase Price. The Purchase Price from and after day number 150 after the Closing Date shall be equal to 97.5% of the Purchase Price. In each case, the Purchase Price shall be subject to further adjustment as set forth in the Warrant.

                           (ii) NO LISTING; PREMIUM PRICE REDEMPTION FOR
DELISTING OF CLASS OF SHARES. In the event that the Company fails, refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed with the Approved Market and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("Listing Period") from the earlier of (i) the 90th day following the Closing Date and (ii) the date the Registration Statement is declared effective by the SEC, until five years after the date hereof (the "Maturity Date"), then the Company shall pay in cash to each Holder a default payment in an amount equal to three percent (3%) of the aggregate market value represented by the Warrant Shares (measured by the fair market value (as defined in the Warrant) of such shares as of the date the Company is obligated to make each payment) that would be issued upon full conversion of the Holder's Warrant (the "Warrant Value") for each 30-day period during the Listing Period from and after such failure, refusal or inability to so list the Registrable Securities until the Registrable Securities are so listed.

                           (iii) BLACKOUT PERIODS. In the event any Holder's
ability to sell Registrable Securities under the Registration Statement is suspended for more than (i) five (5) consecutive days or (ii) ten (10) days in any calendar year ("Suspension Grace Period"), including without limitation by reason of a suspension of trading of the Common Stock on the Approved Market, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall pay in cash to each Holder an amount equal to three percent (3%) of the Warrant Value held by such holder for each 30 day period from and after the expiration of the Suspension Grace Period.

                           (iv) CONVERSION DEFICIENCY; PREMIUM PRICE REDEMPTION
FOR CONVERSION DEFICIENCY. In the event that the Company does not have a sufficient number of Common Shares available to satisfy the Company's obligations to any Holder upon receipt of a Subscription Notice or is otherwise unable or unwilling to issue such Common Shares (including without limitation by reason of the limit described in Section 10 below) in accordance with the terms of the Warrant for any reason after receipt of a Subscription Notice, then the Company shall pay in cash to each Holder an amount equal to three percent (3%) of the Warrant Value held by such Holder for each 30-day period (or portion thereof) that the Company fails or refuses to issue Common Shares in accordance with the terms of the Warrant.


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                           (v) PREMIUM PRICE REDEMPTION FOR CASH PAYMENT
DEFAULTS.

                                    (A) The Company acknowledges that any
failure, refusal or inability by the Company described in the foregoing paragraphs (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for default payments, discounts and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the default payments, discounts and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such default payments, discounts and mandatory redemptions are reasonable and will not constitute a penalty.

                                    (B) Each default payment provided for in the
foregoing paragraphs (ii) through (iv) shall be in addition to each other default payment. All default payments (which payments shall be pro rata on a per diem basis for any period of less than 30 days) required to be made in connection with the above provisions shall be paid in cash at any time upon demand, and whether or not a demand is made, by the tenth (10th) day of each calendar month for each partial or full 30-day period occurring prior to that date.

                                    (C) In the event that the Company fails or
refuses to pay any default payment or honor any penalty or similar amounts when due, at any Holder's request and option the Company shall purchase all or a portion of the Warrant Shares held by such Holder (with default payments accruing through the date of such purchase), within five (5) days of such request, at a purchase price equal to 130% of the fair market value (as defined in the Warrant) of such Warrant Shares or, if and to the extent that the Warrant has not been exercised, by a 30% reduction in the then Purchase Price, provided that such Holder may revoke such request at any time prior to receipt of such payment of such purchase price.

                           (vi) CUMULATIVE REMEDIES. The default payments and
mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Warrants or this Agreement, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

                  (c) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                  (d) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares, if necessary to fulfill its obligations under this Agreement, within five (5) business days of any shareholders meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within sixty (60) days of such shareholders


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meeting If the Holders become entitled, pursuant to an event described in clause
(iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

                  (e) Subject to the last sentence of this Section 2(e), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(e) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be include by such Investors; PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(e) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(e) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such


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Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2(e) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of the Registration Statement to be filed pursuant to
Section 2(a) in accordance with the terms of this Agreement.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. REGISTRATION ON FORM S-3. The Company seek to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. REGISTRATION PERIOD. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).


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         6. INDEMNIFICATION

                  (a) THE COMPANY INDEMNITY. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) HOLDER INDEMNITY. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) PROCEDURE. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7. CONTRIBUTION. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

         In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person liable for or guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for or guilty of such fraudulent misrepresentation.

         8A. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof:

                  (a) AUTHORIZATION; ENFORCEMENT. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and to acquire the Warrants, (ii) the execution and delivery of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) upon execution, issuance and delivery hereof this Agreement will constitute, a valid and binding obligation of the Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (b) NO CONFLICTS. The execution, delivery and performance by such Investor of this Agreement and the performance by such Investor under the terms of the Warrants do not and will not result in a violation of such Investor's organizational documents.

                  (c) INVESTMENT REPRESENTATION. Such Investor is purchasing the Warrants for its own account and not with a view to distribution thereof in violation of any securities laws. Such Investor has no present intention to sell the Warrants or the Warrant Shares in violation of Federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Warrants or the Warrant Shares to or through any person or entity; PROVIDED, however, that by making the representations herein, such Investor does not agree to hold the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants or the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

                  (d) ACCREDITED INVESTOR. Such Investor is an "accredited investor" as defined in

Rule 501 of Regulation D promulgated under the Act. Such Investor has such knowledge and experience in financial and business matters in general and investments in particular that it is able to evaluate the merits and risks of an investment in the Warrants and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Warrants.

                  (e) RULE 144. Such Investor understands that there is no public trading market for the Warrants, that none is expected to develop, and that the Warrants must be held indefinitely unless such Warrants are exercised and the Warrant Shares are registered under the Act or an exemption from registration is available Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                  (f) BROKERS. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                  (g) NOT AN AFFILIATE. Such Investor is not an officer, director or "affiliate" (as that term in defined in Rule 405 of the Act) of the Company.

                  (h) RELIANCE BY THE COMPANY. Such Investor understands that the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Warrants.

         8B. SURVIVAL. The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         9. INFORMATION BY HOLDERS. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder or its designee representative.

         10. NASDAQ LIMIT ON STOCK ISSUANCES. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue or register with the SEC any shares of Common Stock to the extent that such issuance or registration is prohibited by any rule, regulation or policy of Nasdaq or any exchange or market upon which the Common Stock may be traded.

         11. REPLACEMENT CERTIFICATES. The certificate(s) representing the Common Shares or Warrant Shares held by any investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares or Warrant Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         12. TRANSFER OR ASSIGNMENT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Warrants which transfer has been effected in compliance with the Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Warrants; provided in each case that the Company must be given written notice by such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         13. MISCELLANEOUS.

                  (g) REMEDIES. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (h) JURISDICTION. THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (i) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

              to the Company:

                  Able Telcom Holding Corp
                  1601 Forum Place
                  Suite 1110
                  West Palm Beach, Florida 33401
                  Facsimile: (561) 688-0455
                  Attention: Frazier L. Gaines, President

              with copies to:

                  Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
                  Phillips Point, Suite 500 East
                  777 South Flagler Drive
                  West Palm Beach, Florida 33401
                  Facsimile: (561) 655-5677
                  Attention: Steven J. Serling, Esq.

              to the Investors:

                  For Palladin Partners I, L.P., The Gleneagles Fund, Palladin Overseas Fund Limited
                  c/o The Palladin Group, as Attorney-in-Fact
                  40 West 57 Street
                  New York, New York 10119
                  Attention: Robert L. Chender
                  Facsimile: (212) 698-0554

                  For RCG International Investors, LDC
                  c/o Rose Glen Capital Management, L.P.
                  3 Bala Plaza East, Suite 200
                  251 St. Asaphs Road
                  Bala Cynwyd, PA 19004
                  Attention: Wayne Bloch
                  Facsimile: (610)617-0570

              with copies to:

                  Arnold & Porter
                  555 Twelfth Street, N.W.
                  Washington, DC 20004
                  Facsimile: (202) 942-5999
                  Attention: L. Stevenson Parker, Esq.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

                  (d) WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

                  (e) EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                  (f) PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the publication of such announcements.

                  (g) ENTIRE AGREEMENT. This Agreement, together with the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

                  (h) GOVERNING LAW; CONSENT OF JURISDICTION. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WTTH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE AND, WHERE APPLICABLE, FEDERAL LAW.

                  (i) SEVERABILITY. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

                  (j) JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

                  (k) TITLES. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written

                                    ABLE TELCOM HOLDING CORP.

                                     By: /S/ MARK A. SHAIN
                                         -------------------------------------
                                         Name: Mark A. Shain
                                         Title: Chief Financial Officer

                                    INVESTORS:

                                    ------------------------------------------
                                         RGC INTERNATIONAL INVESTORS, LDC
                                     By: Rose Glen Capital Management, L.P.
                                         Investment Manager
                                         By: RGC General Partner Corp, as
                                             General Partner
                                                By: /s/ WAYNE BLOCH
                                                    --------------------------
                                                    Wayne Bloch
                                                    Managing Director

                                    ------------------------------------------
                                         PALLADIN PARTNERS I, L.P.
                                     By: The Palladin Group, as Attorney-in-Fact
                                         and Investment Advisor
                                         By: /s/ ROBERT L. CHENDER
                                             ---------------------------------
                                             Robert L. Chender

                                    ------------------------------------------
                                         THE GLENEAGLES FUND
                                     By: The Palladin Group, as Attorney-in-Fact
                                         and Investment Advisor
                                         By: /s/ ROBERT L. CHENDER
                                             ---------------------------------
                                             Robert L. Chender

                                    /s/ ROBERT L. CHENDER
                                    ------------------------------------------
                                    PALLADIN OVERSEAS FUND LIMITED

                                     By: The Palladin Group, as Attorney-in-Fact
                                         and Investment Advisor
                                           By:

   [SIGNATURE PAGE TO ABLE TELCOM HOLDING CORP. REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE 1


NAME OF PURCHASER                  ADDRESS OF PURCHASER
-----------------                  --------------------
RGC International Investors, LDC   c/o Rose Glen Capital Management, L.P.
                                   3 Bala Plaza East, Suite 200
                                   251 St. Asaphs Road
                                   Bala Cynwd, PA 19004

Palladin Overseas Fund Limited     c/o Citco Fund Services (Cayman Islands) Ltd.
                                   Corporate Centre, West Bay Road
                                   P.O. Box 31106 SMB
                                   Grand Cayman, Cayman Islands

Palladin Partners I, L.P.          1209 Orange Street
                                   Wilmington, DE 19807

The Gleneagles Fund Company        c/o Citco Fund Services (Cayman Islands) Ltd.
                                   Corporate Centre, West Bay Road
                                   P.O. Box 31106 SMB
                                   Grand Cayman, Cayman Islands